AGREEMENT

This Agreement (this "Agreement") is made as of June 10, 2025 (the "Effective Date") by and among **HOLLISTER & BLACKSMITH INC.**, **AMERICAN CANNABIS COMPANY INC.**, both Delaware Corporations (collectively "Seller"), and **CANNABIS DEPOT COLORADO SPRINGS INC., dba THE CANNABIS DEPOT**, a Colorado Corporation ("Buyer"), and **FEEL STATE INC.**, a Missouri Corporation ("Licensor") (collectively "Parties").

RECITALS

WHEREAS, American Cannabis Company Inc. ("ACC"), through its subsidiary Hollister & Blacksmith Inc., holds the following medical marijuana licenses (the "Business"): 402-00539 (the "Tejon Medical License"); and 402-00053 (the "Lehman Medical License") issued by the State of Colorado and corresponding local licenses from the local licensing authority (collectively the "Licenses"); and

WHEREAS, American Cannabis Company Inc. obtained a license, under the terms and conditions provided in a License Agreement with Feel State Inc. dated January 9, 2024, as amended, to operate two Feel State-branded retail dispensaries using the Licensed Marks (as defined in the License Agreement) at the approved locations at 5875 Lehman Dr. #100, Colorado Springs, CO 80918 (the "Lehman Location") and 1004 S. Tejon Street, Colorado Springs, CO 80903 (the "Tejon Location") and to promote the Products (as defined under the License Agreement) under the Licensed Marks (the "License Agreement"); and

WHEREAS, American Cannabis Company, Inc. also entered into a Promissory Note with Feel State Inc. on February 15, 2025, in the amount of $25,000, plus all reasonable attorneys' fees and costs of collection and interest (the "Note"); and

WHEREAS, Seller wishes to transfer and convey to Cannabis Depot Colorado Springs Inc. as Buyer, or to surrender for the benefit of Buyer, and Buyer wishes to acquire from Seller, or to apply for its own licenses following surrender by Seller, the Licenses, and substantially all the assets of the Business at the Lehman Location and the Tejon Location subject to the terms and conditions set forth in the Definitive Agreement among ACC, Hollister & Blacksmith Inc., Cannabis Depot Colorado Springs Inc. d/b/a The Cannabis Depot, Medihemp, LLC, SLAM Enterprises, LLC, and Medical Cannabis Caregivers, Inc. dated June 10, 2025 ("Definitive Agreement"), and the Assignment and Assumption Agreement with Release among ACC, Hollister & Blacksmith Inc., and Ellis Smith dated June 10, 2025, both attached hereto and incorporated herewith as Exhibit A; and

WHEREAS, American Cannabis Company Inc. and Feel State Inc. are parties to the License Agreement and the Note attached hereto and incorporated herewith as Exhibits B and C (the "Feel State Agreements"), which Seller and Licensor have agreed to terminate on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are

hereby acknowledged, the Parties hereto agree as follows:

1. Terms. Subject to the terms and conditions set forth herein, the Parties agree as follows:

a. Immediately upon execution of the agreement between and among Hollister & Blacksmith Inc., ACC, Cannabis Depot, and Licensor dated June 10, 2025, Buyer shall pay Feel State Inc. the amount of Ten Thousand Dollars and No Cents ($10,000.00) via wire transfer, using the instructions in Exhibit D.

b. Immediately upon the city of Colorado Springs, Colorado's and the state of Colorado's notification of approval of the application for a recreational marijuana license for the Tejon Location or a substitute location, Buyer shall pay Feel State Inc. the amount of Sixty-Five Thousand Dollars and No Cents ($65,000.00) via wire transfer, using the instructions in Exhibit D.

c. Immediately upon the city of Colorado Springs, Colorado's and the state of Colorado's notification of approval of the application for a recreational marijuana license for the Lehman Location or a substitute location, Buyer shall pay Feel State Inc. the amount of Sixty-Five Thousand Dollars and No Cents ($65,000.00) via wire transfer, using the instructions in Exhibit D.

d. Contemporaneously with execution of this Agreement, Joe Cleghorn and James Woodend shall sign the Personal Guaranty of Debt attached as Exhibit E and incorporated herewith, in the amount of One Hundred Forty Thousand Dollars and No Cents ($140,000.00) in favor of Feel State Inc.

e. Upon Feel State Inc.'s receipt of the initial $10,000.00, Feel State Inc. will approve the rebranding of the Tejon Location and the Lehman Location and Feel State shall decline to exercise its rights of first refusal as set forth in paragraph 9 of the License Agreement.

f. Buyer, Sellers or Creditor shall provide proof to Feel State that it or they applied for recreational licenses at the Tejon Location and the Lehman Location or substitute locations by providing copies of all documentation provided to the licensing authorities in seeking such approval and receipts evidencing same by the deadline set forth in paragraph 4 below. Buyer, or the entity seeking said licenses, shall use its best efforts to obtain the licenses. Failure to apply for or use best efforts to obtain the licenses shall constitute a default herein permitting Feel State to proceed with all remedies herein and enforcement of the Guaranty executed by Joseph D. Cleghorn Jr. and James D. Woodend for the obligations set forth in paragraphs a, b and c above.

g. If the state and municipal bodies do not approve one or both of the recreational marijuana licenses, Feel State Inc. retains and reserves its rights to

enforce the terms of the License Agreement and Promissory Note against American Cannabis Company, Inc and any other responsible parties.

2. Right of First Refusal. On the terms set forth in paragraph 1.e above, Licensor agrees to waive its rights of first refusal that are set forth in paragraph 9 of the License Agreement.

3. Termination of License Agreement. Pursuant to paragraph 7.A. of the License Agreement, Feel State and ACC mutually agree that the License Agreement shall terminate and ACC shall cease selling, distributing or marketing Products in accordance with the deadlines set forth in paragraph 4 below. In the event that either the Tejon Location or the Lehman Location closes, ACC or its designee shall have ten (10) days in which to remove the Licensed Marks and cease selling, distributing or marketing the Products.

4. Rebranding of the Locations. Within seven (7) days of the execution of this Agreement, ACC or its designee shall apply for the name change for the Tejon Location and Lehman Location and apply for the recreational licenses with the local and state licensing authorities. Upon approval of the name change, ACC or its designee shall have ten (10) days in which to rebrand the Tejon Location and the Lehman Location, including discontinuing use of all labels, package markings, advertising material and signage using the Licensed Marks.

5. Attorneys' Fees. In the event any action or suit is commenced by any party arising out of or related to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs from the non-prevailing party.

6. Applicable Law, Jurisdiction and Venue. This Agreement is made in the State of Missouri and shall be construed and interpreted in accordance with the laws of the state of Missouri. All actions arising out of or related to this Agreement shall be brought in the United States District Court for the Eastern District of Missouri or in St. Louis County, Missouri, and the Parties consent to personal jurisdiction in the state of Missouri.

7. Severability. Except as expressly provided to the contrary, each section, paragraph, term and provision of this Agreement, and any portion, is considered severable.

8. Notices. All notices required herein shall be in writing and shall be deemed given by certified mail, return receipt requested, or by facsimile transmission, mailed or sent as follows:

If to Feel State Inc.:
P.O. Box 410474, St. Louis, MO 63141
Email: david@feelstate.com

If to Seller:
1004 S. Tejon Street, Colorado Springs, CO 80903
Email: smith@americancannabisconsulting.com

If to Buyer:
2440 N I25, Pueblo, CO, 81008
Email: Jckeys1@icloud.com and jdwoodend@gmail.com

Notice sent by certified mail shall be deemed received three (3) business days after deposit in the U.S. Mail, postage prepaid. Notice sent by overnight courier shall be deemed given on the following business day.

9. Non-Disclosure of Confidential Information. ACC acknowledges its continuing obligations regarding the Confidential Information (as defined in the License Agreement) and that it shall hold all the Confidential Information in the strictest confidence and not use it, reproduce it, distribute it or disclose it to anyone without Licensor's prior written consent or as required by law.

10. Indemnification. ACC shall indemnify, defend, and hold Feel State harmless from and against any damages, claims and causes of action arising out of or resulting from ACC's operation of the Tejon Location and the Lehman Location, including, but not limited to, any misuse or modification of the Products.

11. Liability Insurance. ACC acknowledges that it has complied with the terms of paragraph 12 of the License Agreement and obtained all policies of insurance as required during the term of the License Agreement.

12. No Waiver. No waiver by either party of performance of any obligation of this Agreement shall be construed as a waiver of any other or future default or performance obligation. In addition, Licensor's acceptance of any payments due from Licensee after any breach by Licensee shall not constitute a waiver of said breach nor limit Licensor's ability to fully exercise its rights under this Agreement as a result of Licensee's breach.

13. Entire Agreement. This Agreement and any exhibits attached hereto represent the entire understanding of the Parties with respect to the subject matter hereof and supersedes all previous representations, understandings, negotiations or Agreements, oral or written, between the Parties with respect to the subject matter hereof. This Agreement may not be modified, amended or revoked except by the written agreement of the Parties.

14. Authority. The Parties to this Agreement warrant and represent that the person signing has the requisite authority to enter and execute this Agreement and the attached exhibits. Each Party further represents and warrants that he/she/it has not sold, transferred, conveyed, assigned, or otherwise disposed of any right, title, or interest in any of the matters released herein to any person or entity, and that such Party is not aware of any other person or entity who may have or who has asserted or can assert a right, title, or interest in any of the released matters covered by this Agreement.

15. Successors and Assigns. This Agreement shall be binding upon the heirs, executors, administrators, legal representatives, successors, and assigns of the respective Parties.

16. Mutual Drafting. Each of the Parties agrees that this Agreement, in its final form, is the product of mutual efforts of the Parties following review and consideration by each, and that this Agreement shall not be construed or interpreted against any Party based upon that Party's drafting this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

(Signature Page Follows)

SELLER:
AMERICAN CANNABIS COMPANY INC.

DocuSigned by:
Ellis Smith
FC8CD31B3E84425...
Name: Ellis Smith
Title: Interim CEO

SELLER:
HOLLISTER & BLACKSMITH INC.

DocuSigned by:
Ellis Smith
FC8CD31B3E84425...
Name: Ellis Smith
Title: Interim CEO

BUYER:
CANNABIS DEPOT COLORADO SPRINGS INC., dba THE CANNABIS DEPOT

Signed by:
25215E5BB96743D...
Name: Joseph D. Cleghorn, Jr.
Title: President

LICENSOR:
FEEL STATE INC.

Signed by:
David Melnick
D07638BD922D46B...
Name: David M. Melnick
Title: President